UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 4, 2023, TRxADE HEALTH, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC (the “Purchaser”), pursuant to which the Company sold, in a private placement, (i) 290 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), stated value $1,000 per share (the “Stated Value”), at a price of $1,000 per share, convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase up to 41,193 shares of Common Stock. As additional consideration for entering into the Purchase Agreement, the Company issued to the Purchaser an additional 40,000 shares of Common Stock to be delivered to the Purchaser at the closing (the “Commitment Shares,” together with the Series C Preferred Shares and the Warrant, the “Securities”). The offering resulted in gross proceeds to the company of $290,000.

The Warrant is immediately exercisable subject to certain beneficial ownership limitations, has an exercise price of $7.20 per share, and will expire on the fifth anniversary of its issue date.

Each share of Series C Preferred Stock shall be convertible, at any time and from time to time, at the option of the holder, into that number of shares of Common Stock, subject to certain beneficial ownership limitations, determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price. The “Conversion Price” for the Series C Preferred Stock shall be the lower of 85% of (i) the average of the two (2) lowest VWAPs during the ten (10) trading day period immediately prior to the conversion and (ii) the average of the two (2) lowest VWAPs for the Common Stock on the five (5) trading days immediately prior to the closing of the Purchase Agreement, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”). Following the occurrence of a Triggering Event (as defined in the Certificate of Designation), the Conversion Price shall be the lowest of (i) five dollars ($5.00), (ii) the then applicable Conversion Price; or (iii) twenty-five percent (25%) of the lowest traded price for the Common Stock during the fifteen (15) trading days preceding the relevant conversion.

The Securities are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. The Conversion Shares and the Common Stock underlying the Warrant will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. Accordingly, the securities issued pursuant to the Purchase Agreement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

On October 4, 2023 (the “Filing Date”), the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware designating 1,000 shares out of the authorized but unissued shares of its preferred stock as Series C Preferred Stock with a stated value of $1,000 per share. The following is a summary of the principal terms of the Series C Preferred Stock as set forth in the Certificate of Designation. Capitalized terms not defined herein shall have the meaning assigned to them in the Certificate of Designation.

Dividends

Pursuant to the Certificate of Designation, the Series C Preferred Stock shall receive no dividends. However, each holder of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

So long as any Series C Preferred Stock shall remain outstanding, neither the Company nor any of its subsidiaries shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities or pari passu securities other than any Series C Preferred Stock purchased to the terms of the Certificate of Designation. So long as any Series C Preferred Stock shall remain outstanding, neither the Company nor any of its subsidiaries shall directly or indirectly pay or declare any dividend or make any distribution upon (subject to limited exceptions exceptions), nor shall any distribution be made in respect of, any Junior Securities or pari passu securities as long as any dividends due on the Series C Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or pari passu securities.

Voting Rights

The Series C Preferred Stock will vote together with the Common Stock on an as-converted basis subject to the Beneficial Ownership Limitation (as defined below). However, as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series C Preferred Stock or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Series C Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion

The description of the terms of conversion of the Series C Preferred Stock under Item 3.02 is incorporated herein by reference.

Beneficial Ownership Limitation

The Company shall not affect any conversion of the Series C Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion, such holder would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder (the “Beneficial Ownership Limitation”).

Most Favored Nation

Until the date when no shares of Series C Preferred Stock are outstanding, upon any issuance by the Company of Series C Preferred Stock for cash consideration, (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. If in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors than the terms provided for under the Certificate of Designation, then the Company shall specifically notify the holder of the Series C Preferred Stock of such additional or more favorable terms and such terms, at holder’s option, shall become a part of the transaction documents with the holder.

Redemption

The Company shall have the right to redeem (a “Corporation Redemption”), all (or part) of the Series C Preferred Stock issued and outstanding at any time after the Original Issue Date, at its discretion and upon five (5) trading days written notice to the holders, redeem all the Series C Preferred Stock at the following premium: (i) within the first ninety (90) calendar days from issuance, at a price equal to 1.15, multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all Series C Preferred Stock; (ii) after ninety (90) calendar days but within one hundred twenty (120) calendar days from issuance, at a price equal to 1.20 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all Series C Preferred Stock; and (iii) after one hundred twenty (120) calendar days but within one hundred eighty (180) calendar days from issuance, at a price equal to 1.25 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all Series C Preferred Stock.

Upon the occurrence of a Triggering Event and following a five (5) day opportunity to cure following written notice, each holder shall have the right, exercisable at the sole option of such holder, to require the Company to redeem all of the Series C Preferred Stock then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount, and increase the dividend rate on all of the outstanding Series C Preferred Stock held by such holder to 18% per annum thereafter. The Triggering Redemption Amount, whether payable in cash or in shares, shall be due and payable or issuable, as the case may be, within five (5) trading days of the date on which the notice for the payment therefor is provided by a holder. If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due (whether in cash or shares of Common Stock), the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing and compounding daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. The Triggering Redemption Amount means for each share of Series C Preferred Stock, the sum of (x) 135% of the Stated Value, (y) all accrued but unpaid dividends thereon, and (z) all liquidated damages, Late Fees and other costs, expenses or amounts due in respect of the Series C Preferred Stock including, but not limited to legal fees and expenses of legal counsel to the holder in connection with, related to and/or arising out of a Triggering Event.

Registration Rights

Within fifteen (15) calendar days from the issuance of the Series C Preferred Stock, the Company shall file a registration statement covering the shares of common stock underlying the Series C Preferred Shares. In addition, the Company shall include the shares of Common Stock underlying the Series C Preferred Shares in any registration statement which is currently (as of the date of the Certificate of Designation) being filed by the Company.

Negative Covenants

From the Filing Date until the date no shares of Series C Preferred Stock are issued and outstanding, unless holders of at least 75% in Stated Value of the then outstanding shares of Series C Preferred Stock shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Company’s subsidiaries to, directly or indirectly: (a) repay, repurchase or offer to repay, repurchase or otherwise acquire of any shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares as permitted or required under the Certificate of Designation, Purchase Agreement, or Warrant, (b) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the U.S. Securities and Exchange Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or (c) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series C Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series C Preferred Stock will be limited.

A copy of the Certificate of Designation is attached as Exhibit 3.1 hereto. The description of the Series C Preferred Stock and terms of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: October 11, 2023